Exhibit 11

     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the inclusion in this Post-Effective Amendment Number 16 to Registration Statement Number 2-99436 (Form N-1A) of our report dated October 22, 1997, on the financial statements and financial highlights of The Rodney Square Tax Exempt Fund for the year ended September 30, 1996, included in the 1997 Annual Report to Shareholders.



/s/ Ernst & Young, LLP
Philadelphia, Pennsylania
December 23, 1997